                                                                     [Execution]

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                                CREDIT AGREEMENT



             -------------------------------------------------------



                        CASTLE EXPLORATION COMPANY, INC.

                                   as Borrower


                            CASTLE ENERGY CORPORATION

                                  as Guarantor


                                       and


                              COMERICA BANK - TEXAS

                                    as Lender


             -------------------------------------------------------



                                   $30,000,000


                                  May 28, 1999



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                                TABLE OF CONTENTS
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CREDIT AGREEMENT..................................................................................................1

ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions.........................................8
         Section 1.3.      Amendment of Defined Instruments.......................................................8
         Section 1.4.      References and Titles..................................................................8
         Section 1.5.      Calculations and Determinations........................................................9

ARTICLE II - Loans................................................................................................9
         Section 2.1.      Loans..................................................................................9
         Section 2.2.      Requests for Loans.....................................................................9
         Section 2.3.      Use of Proceeds.......................................................................10
         Section 2.4.      Fees..................................................................................11
         Section 2.5.      Optional Prepayments..................................................................11
         Section 2.6.      Mandatory Prepayments.................................................................11
         Section 2.7.      Initial Borrowing Base................................................................12
         Section 2.8.      Subsequent Determinations of Borrowing Base...........................................12
         Section 2.9.      Reduction of Contract Borrowing Base..................................................13

ARTICLE III - Payments to Lender.................................................................................13
         Section 3.1.      General Procedures....................................................................13
         Section 3.2.      Capital Reimbursement.................................................................14
         Section 3.3.      Increased Cost of Eurodollar Loans....................................................14
         Section 3.4.      Availability..........................................................................15
         Section 3.5.      Funding Losses........................................................................15
         Section 3.6.      Reimbursable Taxes....................................................................15

ARTICLE IV - Conditions Precedent to Lending.....................................................................16
         Section 4.1.      Documents to be Delivered.............................................................16
         Section 4.2.      Additional Conditions Precedent.......................................................16

ARTICLE V - Representations and Warranties.......................................................................17
         Section 5.1.      No Default............................................................................17
         Section 5.2.      Organization and Good Standing........................................................17
         Section 5.3.      Authorization.........................................................................17
         Section 5.4.      No Conflicts or Consents..............................................................17
         Section 5.5.      Enforceable Obligations...............................................................18
         Section 5.6.      Initial Financial Statements..........................................................18
         Section 5.7.      Other Obligations and Restrictions....................................................18
         Section 5.8.      Full Disclosure.......................................................................18
         Section 5.9.      Litigation............................................................................18
         Section 5.10.     Names and Places of Business..........................................................18
         Section 5.11.     Parent's Subsidiaries.................................................................19
         Section 5.12.     Title to Properties; Licenses.........................................................19
         Section 5.13.     Government Regulation.................................................................19
         Section 5.14.     Solvency..............................................................................19
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         Section 5.15.     ERISA Plans and Liabilities...........................................................19
         Section 5.16.     Environmental and Other Laws..........................................................20

ARTICLE VI - Affirmative Covenants of Borrower...................................................................20
         Section 6.1.      Payment and Performance...............................................................20
         Section 6.2.      Books, Financial Statements and Reports...............................................20
         Section 6.3.      Other Information and Inspections.....................................................22
         Section 6.4.      Notice of Material Events and Change of Address.......................................22
         Section 6.5.      Maintenance of Properties.............................................................22
         Section 6.6.      Maintenance of Existence and Qualifications...........................................23
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................23
         Section 6.8.      Insurance.............................................................................23
         Section 6.9.      Performance on Other Person's Behalf..................................................23
         Section 6.10.     Interest..............................................................................23
         Section 6.11.     Compliance with Agreements and Law....................................................23
         Section 6.12.     Evidence of Compliance................................................................23
         Section 6.13.     Agreement to Deliver Security Documents...............................................23
         Section 6.14.     Perfection and Protection of Security Interests and Liens.............................24
         Section 6.15.     Bank Accounts; Offset.................................................................24
         Section 6.16.     Production Proceeds...................................................................24
         Section 6.17.     Multiemployer ERISA Plans.  ..........................................................25
         Section 6.18.     Environmental Matters; Environmental Reviews..........................................25
         Section 6.19.     Guaranties of Parent's Subsidiaries...................................................25

ARTICLE VII - Negative Covenants of Borrower.....................................................................25
         Section 7.1.      Indebtedness..........................................................................26
         Section 7.2.      Limitation on Liens...................................................................26
         Section 7.3.      Hedging Contracts.....................................................................26
         Section 7.4.      Limitation on Mergers, Issuances of Securities........................................27
         Section 7.5.      Limitation on Sales of Property.......................................................27
         Section 7.6.      Limitation on Dividends and Redemptions...............................................27
         Section 7.7.      Limitation on Investments and New Businesses..........................................28
         Section 7.8.      Limitation on Credit Extensions.......................................................28
         Section 7.9.      Transactions with Affiliates..........................................................28
         Section 7.10.     Certain Contracts; ERISA..............................................................28
         Section 7.11.     Current Ratio.........................................................................28
         Section 7.12.     Tangible Net Worth....................................................................28

ARTICLE VIII - Events of Default and Remedies....................................................................28
         Section 8.1.      Events of Default.....................................................................29
         Section 8.2.      Remedies..............................................................................31

ARTICLE IX - Miscellaneous.......................................................................................31
         Section 9.1.      Waivers and Amendments; Acknowledgments...............................................31
         Section 9.2.      Survival of Agreements; Cumulative Nature.............................................32
         Section 9.3.      Notices...............................................................................32
         Section 9.4.      Payment of Expenses; Indemnity........................................................33
         Section 9.5.      Joint and Several Liability;  Parties in Interest.....................................34
         Section 9.6.      Assignments and Participations........................................................34
         Section 9.7.      Governing Law; Submission to Process..................................................34
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         Section 9.8.      Limitation on Interest................................................................35

         Section 9.9.      Termination; Limited Survival.........................................................35

         Section 9.10.     Severability..........................................................................36

         Section 9.11.     Counterparts; Fax.....................................................................36

         Section 9.12.     Waiver of Jury Trial, Punitive Damages, etc...........................................36


Schedules and Exhibits:

Schedule 1        -        Document Schedule
Schedule 2        -        Disclosure Schedule
Schedule 3        -        Insurance Schedule

Exhibit A         -        Promissory Note
Exhibit B         -        Borrowing Notice
Exhibit C         -        Continuation/Conversion Notice
Exhibit D         -        Certificate Accompanying Financial Statements
Exhibit E         -        Opinion of Restricted Persons' Counsel
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                                       iii

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of May 28, 1999, by and among Castle Exploration Company, Inc., a Pennsylvania corporation (herein called "Borrower"), and Comerica Bank-Texas (herein called "Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Adjusted LIBOR Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) two and one-quarter percent (2.25%) plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be equal to the quotient obtained by dividing (i) the LIBOR Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted LIBOR Rate for any Eurodollar Loan shall change whenever the Reserve Requirement changes. The Adjusted LIBOR Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

         (a) vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

         (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement.

         "Base Rate" means, for any day, the rate per annum equal to the Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate. As used in this definition, "Prime Rate" means the per annum rate of interest established from time to time by Lender as its prime rate, which rate may not be the lowest rate of interest charged by Lender to its customers. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Loan" means a Loan that bears interest at the Base Rate.

         "Borrower" means Castle Exploration Company, Inc., a Pennsylvania corporation.

         "Borrowing" means a borrowing of a new Loan pursuant to Section 2.2(a) or a Continuation or Conversion of existing Loans into a single type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.2(b).

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         "Borrowing Base" means, at the particular time in question, the sum of the Contract Borrowing Base and the Hydrocarbon Borrowing Base, if in effect; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

         "Borrowing Base Deficiency" has the meaning given to such term in
Section 2.6(a).

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas; provided, however, that when used in connection with an Eurodollar Loan, "Business Day" shall exclude any day on which banks are not open for dealings in dollars in the London interbank market."

         "Cash Equivalents" means investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit have an investment grade rating.

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above.

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has an investment grade rating.

         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "CEC" means CEC, Inc., a Delaware corporation.

         "CEC Gas" means CEC Gas Marketing L.P., a Texas limited partnership.

         "Change of Control" means (a) the acquisition by any Person or group of Persons acting together, of a direct interest in more than twenty percent (20%) of the voting power of the voting stock of or membership interests in Parent, by way of merger or consolidation or otherwise; (b) Parent ceases to own one hundred percent (100%) of the outstanding capital stock in Borrower; or (c) Joseph L. Castle II ceases to be and act as chairman and chief executive officer of Parent and Richard E. Staedtler ceases to be and act as chief financial officer of Parent.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

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         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.2(b).

         "Continuation" shall refer to the continuation pursuant to Section 2.2(b) hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Contract Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.7 or the amount determined by Lender in accordance with the provisions of Section 2.8; provided, however, that in no event shall the Contract Borrowing Base ever exceed the amount of $7,000,000.

         "Conversion" shall refer to a conversion pursuant to Section 2.2(b) or
Article III of one type of Loan into another type of Loan.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, for any day (i) with respect to any Base Rate Loan, the rate per annum equal to the Base Rate in effect for such Base Rate Loan for such day plus two percent (2.0%) per annum and (ii) with respect to any Eurodollar Loan, the rate per annum equal to the Adjusted LIBOR Rate in effect for such Eurodollar Loan for such day plus two percent (2.0%) per annum. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Determination Date" has the meaning given to such term in Section 2.8.

         "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

         "Disclosure Schedule" means Schedule 2 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "Document Schedule" means Schedule 1 hereto.

         "Engineering Report" means each engineering report covering Collateral which Borrower delivers to Lender.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or

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hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Restricted Persons and all members of a controlled group of business organizations and all trades or businesses (whether or not incorporated) under common control that, together with Restricted Persons, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Eurodollar Loan" means a Loan that bears interest at the Adjusted LIBOR Rate.

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on September 30 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any material change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Parent or of Parent and its Consolidated Subsidiaries.

         "Guarantor" means Parent, CEC, CEC Gas and any other Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Document Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities,

                                        4

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currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, the maximum nonusurious rate of interest that Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to the Loans.

         "Hydrocarbon Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.7 or the amount determined by Lender in accordance with the provisions of Section 2.8; provided, however, that in no event shall the Hydrocarbon Borrowing Base ever exceed the Maximum Loan Amount.

         "Indebtedness" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under Hedging Contracts; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements;
(h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities (other than Liabilities arising under Hedging Contracts) with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "Initial Financial Statements" means the audited annual Consolidated financial statements of Parent dated as of September 30, 1998.

         "Insurance Schedule" means Schedule 3 attached hereto.

         "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business Day of each calendar month, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and if such Interest Period is six months in length, the date specified by Lender which is approximately three months after such Interest Period begins.

         "Interest Period" means, with respect to each Eurodollar Loan, the period specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing

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Notice (which must be a Business Day), and ending three or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month.

         "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "Lender" means Comerica Bank-Texas and its successors and assigns.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR Rate" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum determined by Lender in accordance with its customary general practices to be representative of the rates at which deposits of dollars may be offered to Lender in the eurodollar market in an amount comparable to such Eurodollar Loan two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "Lien" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

         "Loans" has the meaning given to such term in Section 2.1.

         "Loan Documents" means this Agreement, the Note, the Security Documents, other requested documents and all other agreements, certificates, documents, instruments and writings at any time delivered by or on behalf of Borrower or any Guarantor in connection herewith or therewith (exclusive of term sheets and commitment letters).

         "Lone Star Contract" means that certain Replacement Gas Purchase Contract dated effective as of February 1, 1992 between Parent, successor in interest to ARCO Oil & Gas Company, and Lone Star Gas Company.

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Restricted Persons' Consolidated financial condition, (b) Restricted Persons' Consolidated operations, properties or prospects, considered as a whole, (c) Restricted Persons' ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "Maturity Date" means February 28, 2001, or if earlier, the day on which the obligations of Lender to make Loans hereunder has been terminated or the Note first becomes due and payable in full.

         "Maximum Loan Amount" means the amount of $30,000,000.

         "Note" has the meaning given to such term in Section 2.1.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

         "Parent" means Castle Energy Corporation, a Delaware corporation.

         "Permitted Investments" means (a) Cash Equivalents and (b) investments by any Restricted Person in any Guarantor that is a wholly owned, direct or indirect, Subsidiary of Parent.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Restricted Person" means Borrower and each Guarantor.

         "Security Documents" means the instruments listed in items 3 through 7 of the Document Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Document Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations under the Loan Documents of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                               ARTICLE II - Loans

         Section 2.1. Loans. Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower (herein called "Loans") upon request from time to time prior to the Maturity Date so long as the sum of the aggregate amount of Loans outstanding at any time does not exceed the Borrowing Base determined as of the date on which the requested Loan is to be made. Each Loan must be greater than or equal to $50,000 or must equal the unadvanced portion of the Borrowing Base. Notwithstanding the preceding sentence, each Eurodollar Loan must be greater than or equal to $4,000,000 and Borrower may have no more than four Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to Lender the aggregate amount of all Loans made by Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing with respect to the Loans at any given time shall be the aggregate amount of all Loans theretofore made minus all payments of principal with respect to the Loans theretofore received by Lender on the Note. Interest on the Loans owing on the Note shall accrue and be due and payable as provided herein and therein. The Loans shall be due and payable as provided in the Note, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may prior to the Maturity Date, borrow, repay, and reborrow hereunder.

         Section 2.2. Requests for Loans.

         (a) New Loans. Borrower must give at least one Business Day's prior written notice, or telephonic notice promptly confirmed in writing, of any requested Base Rate Loan and at least three Business Day's prior written notice, or telephonic notice promptly confirmed in writing, of any requested Eurodollar Loan; provided that Borrower must give at least ten Business Day's prior written notice of the first Loan requested. Each such written request or confirmation must be made in writing in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Loan have been met, Lender will on the date requested make such Loan available to Borrower in immediately available funds at Lender's office in Dallas, Texas.

         (b) Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding under this
Agreement: to convert Base Rate Loans to Eurodollar Loans and to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that (i) each Eurodollar Loan must be greater than or equal to $4,000,000 and (ii) Borrower may have no more than four Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Lender written notice, or telephonic notice promptly confirmed in writing, of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

                  (i) specify the existing Loans made under this Agreement which are to be continued or converted;

                  (ii) specify the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Eurodollar Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

                  (iii) be received by Lender not later than 10:00 a.m., Dallas, Texas time, on the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or the second Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/ Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans made under this Agreement into Eurodollar Loans or continue existing Loans made under this Agreement as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least two Business Days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.3. Use of Proceeds. Borrower shall use all funds from Loans to finance the acquisition of producing oil and gas properties (and with the prior written consent of Lender, Persons substantially all of the assets of which consist of producing oil and gas properties) located within or offshore of the United States and to make advances or capital contributions to Restricted Persons, subject to the limitations set forth in Sections 7.4 and 7.8 of this Agreement and Restricted Persons shall use all funds from any such advance or capital contribution only for purposes permitted to Borrower. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. Fees.

         (a) Commitment Fees. In consideration of Lender's commitment to make Loans, Borrower will pay Lender a commitment fee in the aggregate amount of $40,000, due and payable on the date hereof.

         (b) Funding Fees. In consideration of Lender's commitment to make Loans, Borrower will pay to Lender a funding fee equal to one-half of one percent (0.5%) of the aggregate amount of each Borrowing other than a Continuation or Conversion of existing Loans. This funding fee shall be due and payable on the date of each such Borrowing other than a Continuation or Conversion of existing Loans.

         Section 2.5. Optional Prepayments. Borrower may, from time to time and, except as provided in Section 3.5, without premium or penalty, prepay the Note, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Note equals $50,000 or any higher integral multiple of $50,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Lender in its discretion that Lender's legal rights under the Loan Documents are in no way affected by such reduction. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.6. Mandatory Prepayments.

         (a) If at any time the unpaid principal balance of the Loans exceeds the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within fifteen days after Lender gives notice of such fact to Borrower, either:

                  (i) prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency; or

                  (ii) give notice to Lender electing to prepay the principal of the Loans in up to six monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each installment equal to or in excess of one-sixth of such Borrowing Base Deficiency, and with the first such installment to be paid one month after notice of the Borrowing Base was given by Lender and the subsequent installments to be due and payable at one-month intervals thereafter until such Borrowing Base Deficiency has been eliminated; or

                  (iii) give notice to Lender that Borrower desires to provide Lender with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Lender, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Lender, to the extent needed to allow Lender to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then (1) provide property descriptions and other information which Lender may request concerning the collateral within fifteen days after Lender specifies such collateral to Borrower and (2) provide such security documents within forty-five days after Lender specifies such collateral to Borrower. If, prior to any such specification by Lender, Lender determines that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or
         (ii) of this subsection (a).

         (b) Any principal prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (c) On the date the Contract Borrowing Base is reduced to zero dollars ($0.00), Borrower will pay to Lender the amount, if any, equal to (x) the amount of all outstanding Obligations on such date minus (y) the amount of the Hydrocarbon Borrowing Base in effect on such date.

         Section 2.7. Initial Borrowing Base. The initial Hydrocarbon Borrowing Base will not be determined by Lender until Borrower so requests in writing and during the period from the date hereof until the initial Hydrocarbon Borrowing Base is determined by Lender, the Hydrocarbon Borrowing Base shall be zero dollars ($0.00). The initial Contract Borrowing Base shall be $1,500,000, as reduced or adjusted pursuant to Section 2.8(b) and Section 2.9

         Section 2.8. Subsequent Determinations of Borrowing Base.

         (a) Scheduled Determinations of Hydrocarbon Borrowing Base. After the initial Hydrocarbon Borrowing Base is determined, Lender shall redetermine the Hydrocarbon Borrowing Base, if any, semi-annually based on Engineering Reports required to be delivered to Lender on October 30 and April 30 of each year pursuant to Sections 6.2(c) and 6.2(d). In connection with any such Hydrocarbon Borrowing Base redetermination, Borrower shall furnish to Lender all information, reports and data which Lender has then requested concerning Borrower's businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto and the status of their production sales contracts and price hedging contracts). Within thirty
(30) days after receiving such information, reports and data, or as promptly thereafter as practicable, Lender shall by notice to Borrower designate the new Hydrocarbon Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Hydrocarbon Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the second sentence of this section, Lender may nonetheless designate the Hydrocarbon Borrowing Base at any amount which Lender determines and may redesignate the Hydrocarbon Borrowing Base from time to time thereafter until Lender receives all such information, reports and data, whereupon Lender shall designate a new Hydrocarbon Borrowing Base as described above.

         (b) Unscheduled Determinations of Hydrocarbon Borrowing Base. In addition to the scheduled redeterminations pursuant to subsection (a) above, Borrower may request that Lender redetermine the Hydrocarbon Borrowing Base once between the scheduled redeterminations described in Section 2.8(a) and Lender may redetermine the Hydrocarbon Borrowing Base at any other time and from time to time without limitation. In connection with any such Hydrocarbon Borrowing Base redetermination, Borrower shall furnish to Lender all information, reports and data which Lender has then requested concerning Borrower's businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto and the status of its production sales contracts and price hedging contracts). Lender shall by notice to Borrower designate the new Hydrocarbon Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Hydrocarbon Borrowing Base is redetermined.

         (c) Contract Borrowing Base Determination. Lender may redetermine the Contract Borrowing Base at any time and from time to time without limitation. Lender shall determine the amount of the Contract Borrowing Base based upon the loan collateral value which it in its discretion assigns to 80% of the projected net revenues based upon the minimum take-or-pay obligations of Lone Star Gas Company under the Lone Star Contract.

         (d) General Provisions. Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its discretion assign to the various natural gas contracts and the oil and gas properties of Borrower at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as Lender in its discretion deems significant. It is expressly understood that Lender has no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lender's commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Article III.

         Section 2.9. Reduction of Contract Borrowing Base. Until the Maturity Date, the Contract Borrowing Base in effect on each date set forth below shall be automatically reduced on such date by the amount set forth opposite such date:

             Date                    Amount

             July 1, 1999            the amount necessary to reduce the Contract
                                     Borrowing Base to zero dollars ($0.00)

         On the first day after July 1, 1999, upon which (i) the Contract Borrowing Base has been reduced to zero dollars ($0.00); (ii) no Borrowing Base Deficiency exists; and (iii) no Default or Event of Default has occurred and is continuing, CEC Gas shall be released from the Guaranty of even date herewith made by CEC Gas in favor of Lender and shall cease to be a "Guarantor" or a "Restricted Person" hereunder.

                        ARTICLE III - Payments to Lender

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. Amounts collected or received by Lender shall be applied as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Lender under Section 6.9 or 9.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender shall otherwise agree);

         (b) then, for the prepayment of amounts owing under the Loan Documents if so specified by Borrower, together with accrued and unpaid interest on any principal so prepaid; and

         (c) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.5 and 2.6, as applicable.

         Section 3.2. Capital Reimbursement. If after the date hereof, either
(a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of Lender's Loan or commitments under this Agreement.

         Section 3.3. Increased Cost of Eurodollar Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall, after the date hereof:

         (a) change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of Lender by any jurisdiction in which Lender is located); or

         (b) change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

         (c) impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to Lender of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by Lender in respect of any Eurodollar Loan by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Eurodollar Loans, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) Lender determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) Lender determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to Lender of making or maintaining loans based on such rate, then, upon notice by Lender to Borrower, Borrower's right to elect Eurodollar Loans from Lender shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of Lender which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of Lender. Borrower agrees to indemnify Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of Borrower, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify Lender against and reimburse Lender for all present and future stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Lender (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, Lender's Loans and Notes, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within sixty days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. Lender has no obligation to make its first Loan unless:

         (a) Lender shall have received all of the following at Lender's office in Dallas, Texas: (i) each Loan Document listed in the Document Schedule duly executed and delivered and in form, substance and date satisfactory to Lender and (ii) payment of all commitment and other fees and reimbursements (including fees and disbursement of Lender's attorneys) owing to Lender pursuant to any Loan Document or otherwise due Lender;

         (b) a lockbox account shall have been established by Borrower with Lender on terms acceptable to Lender if funds are to be advanced against the contract Borrowing Base; and

         (c) a UCC-1 financing statement covering the Collateral shall have been filed with the appropriate jurisdictions.

         Section 4.2. Additional Conditions Precedent. Lender has no obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that such representations by their terms relate to a separate date or the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

         (b) No Default shall exist at the date of such Loan.

         (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Parent's Consolidated financial condition or businesses or Borrower's financial condition or business since the date of this Agreement.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

         (e) The making of such Loan shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Lender shall have received all documents and instruments which Lender has then reasonably requested, in addition to those described in Section
4.1 (including corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.

         (g) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have paid all commitment, facility, and other fees required to be paid to Lender pursuant to any Loan Document or any commitment agreement heretofore entered into and all fees and disbursements of Lender's counsel.


                   ARTICLE V - Representations and Warranties

         To confirm Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations, and to induce Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to Lender that:

         Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to obtain such qualification cannot reasonably be expected to result in a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by each Restricted Person of the Loan Documents to which it is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any material provision of (i) any applicable Law, (ii) the organizational documents of such Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon such Person,
(b) result in the acceleration of any material Indebtedness owed by such Person, or (c) result in or require the creation of any Lien upon any material assets or properties of such

Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by each Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. The Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person, to the extent that each is a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to Lender copies of the Initial Financial Statements. The Initial Financial Statements fairly present Parent's financial position at the respective dates thereof and the results of Parent's operations and Parent's cash flows for the period thereof. Since the date of the Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to such Restricted Person or material with respect to Parent and its Consolidated Subsidiaries and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by such Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by any Restricted Person) that has not been disclosed to Lender in writing which could reasonably be expected to cause a Material Adverse Change. To Borrower's knowledge, there are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that no Restricted Person warrants that such opinions, estimates and projections will ultimately prove to have been accurate.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person, threatened, against any Restricted Person before any Tribunal which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or their stockholders, partners, directors or officers which could reasonably be expected to cause a Material Adverse Change.

         Section 5.10. Names and Places of Business. No Restricted Person has, during the preceding five years, been known by, or used any other trade or fictitious name, except as disclosed in the

Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature page hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.11. Parent's Subsidiaries. Parent does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. No Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report.

         Section 5.12. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens, other than Permitted Liens, and of all impediments to the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. The ownership of such properties shall not in the aggregate in any material respect obligate any Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such properties in any amount materially in excess of the working interest of such Restricted Person in such properties. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to Lender pursuant to Article VI, the statements made in the preceding sentences to this section shall be true with respect to such Engineering Report. All input information upon which the Engineering Reports are based is true and correct in all material respects as of the date thereof. To the best of Borrower's knowledge the information contained in each Engineering Report is true and correct an all material respects. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter.

         Section 5.13. Government Regulation. No Restricted Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.14. Solvency. Upon giving effect to the issuance of the Note, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         Section 5.15. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.16. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report, (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such Laws, (b) to the knowledge of Borrower none of the operations or properties of any Restricted Person is the subject of any federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, (c) no Restricted Person has (and to the best knowledge of Borrower, no other Person has) filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any of its properties, (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) to the knowledge of Borrower the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and extend credit hereunder, Borrower hereby covenants and agrees that from the date Borrower delivers its first Borrowing Notice to Lender until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Parent will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Lender at Parent's expense:

         (a) As soon as available, and in any event within one hundred and five
(105) days after the end of each Fiscal Year, complete Consolidated financial statements of Parent, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred and five (105) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 and 7.12, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Parent's Consolidated balance sheet and Borrower's consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Parent's earnings and cash flows and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 and 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) By October 30 of each year beginning after the initial Hydrocarbon Borrowing Base is determined, an Engineering Report as of the preceding September 30 prepared by independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning/all oil and gas properties and interests owned by Borrower and any other grantor under the Security Documents and which have attributable to them material proved oil or gas reserves. This report shall be satisfactory to Lender, shall take into account any materially "over-produced" status under gas balancing arrangements. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

         (d) By April 30 of each year, and promptly following notice of an additional Borrowing Base redetermination under Section 2.8(b), an Engineering Report prepared as of the preceding March 31 (or the first day of the preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrower, together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (d) above.

         (e) At the request of Lender, as soon as available, and in any event within thirty (30) days after the end of each month, beginning after the initial Hydrocarbon Borrowing Base is determined, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the properties described in subsection (c) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such month.

         (f) As soon as available, and in any event within forty-five (45) days after the end of the first Fiscal Quarter after the initial Hydrocarbon Borrowing Base is determined, a list, by name and address, of those Persons who have purchased production (representing at least 85% of Borrower's monthly cash flow) during such Fiscal Quarter from the Collateral giving each such purchaser's owner number for Borrower and each such purchaser's property number for each such Mortgaged Property such report to be updated annually, such update to be delivered to Lender with the Engineering Report described in Section 6.2(c).

         (g) If advances are made against the Contract Borrowing Base, as soon as available, and in any event within thirty (30) days after the end of each month, a report setting forth volumes, prices and margins for all marketing activities of Borrower relating to the Lone Star Contract and any other natural gas marketing contracts.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to Lender any information which Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the businesses and operations of each Restricted Person. Each Restricted Person will permit representatives appointed by Lender (including independent accountants, auditors, Lenders, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of its property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and will permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender or Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) the occurrence of any Material Adverse Change,

         (b) the occurrence of any Default,

         (c) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which, if adversely determined, could reasonably be expected to exceed such amount, or any other material adverse claim asserted against any Restricted Person with respect to any Restricted Person or any Collateral,

         (d) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could reasonably be expected to cause a Material Adverse Change, and

         (e) any Restricted Person's change of name or the location of its place of business or the place where it keeps its books and records concerning the Collateral, furnishing such notice to Lender at least twenty Business Days prior to the date of any such change and accompanied with any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within 90 days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

         Section 6.9. Performance on Other Person's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

         Section 6.10. Interest. Borrower hereby promises to Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) which Borrower has in this Agreement promised to pay to Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise agreement, contract or other material instrument or agreement to which it is a party or by which it or any of its properties is bound, will conduct its business and affairs in compliance in all material respects with all Laws applicable thereto and will maintain its good standing all licenses required by any governmental authority that may be necessary to carry on its general business objects and purposes except where the failure to maintain such standing or license could not reasonably be expected to result in a Material Adverse Change.

         Section 6.12. Evidence of Compliance. Each Restricted Person will furnish to Lender at such Restricted Person's or Borrower's expense all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.13. Agreement to Deliver Security Documents.

         (a) In addition to the Security Documents delivered to Lender at or before the time of the first Loan, Borrower agrees to deliver thereafter and to cause any other Restricted Person to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance reasonably satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by Borrower.

         (b) Within thirty (30) days following each Determination Date, Borrower will execute and deliver and will cause each other Restricted Person to execute and deliver deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance reasonably satisfactory to Lender, granting to Lender first perfected Liens on and in Borrower's interest in the oil, gas and mineral lease(s) covering each well (i) acquired or completed since the prior Determination Date which is capable of production of oil, gas or other hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well, and
(ii) which is to be added to the Borrowing Base. Prior to the granting of such Liens, Borrower will furnish to Lender title opinions in form, substance and authorship satisfactory to Lender, concerning not less than ninety percent (90%) of the aggregate value of such properties and will furnish all other documents and information relating to such properties as Lender may reasonably request.

         Section 6.14. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause any other Restricted Person to deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Restricted Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.15. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Lender, and (c) any other credits and claims of Borrower at any time existing against Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other. To the extent that Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right to offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to Borrower for the account of, third party royalty or joint interest owners.

         Section 6.16. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Borrower and any other grantor under a Security Document will be assigning Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower and any other grantor under a Security Document may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a

Default, Lender may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or any other grantor under a Security Document or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Lender to Borrower and any other grantor under a Security Document constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Lender to collect other Production Proceeds thereafter.

         Section 6.17. Multiemployer ERISA Plans. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 6.18. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to it and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Each Restricted Person will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Each Restricted Person will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location which involve a potential liability or claim in excess of $50,000.

         Section 6.19. Guaranties of Parent's Subsidiaries. Each Subsidiary of Parent created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Each Guarantor shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Parent will cause each of its Subsidiaries that is a Guarantor to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, Borrower covenants and agrees that from the date Borrower delivers its first Notice to Lender Borrowing

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

until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations.

         (b) Indebtedness outstanding under the instruments and agreements described as the Disclosure Schedule, including any future advances which Borrower is presently entitled to receive through but excluding any renewals or extensions of such liability.

         (c) Indebtedness arising under Hedging Contracts permitted under
Section 7.3.

         (d) Indebtedness payable to any other Restricted Person.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

         (a) Liens which secure Obligations only.

         (b) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, royalty owner's and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in 6.7.

         (c) Liens arising under joint operating agreements in existence on the date hereof or the date of acquisition of the subject property.

         (d) Liens securing purchase money debt if such Liens cover only the property acquired with the proceeds thereof, provided that the aggregate amount of Debt secured by all such Liens shall not exceed $1,000,000 without Lender's prior written consent.

         (e) minor defects in title which do not restrict the full use and other benefits of ownership by or the ability to receive a share of production equal to the represented interest of Borrower therein and which are ordinarily and customarily waived by reasonable and prudent operators.

         (f) pledges or deposits made to secure payment of worker's compensation or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions or other social security programs.

         (g) good-faith pledges or deposits made to secure performance of bids, tenders or contracts (other than for borrowed money) or leases, not in excess of 10% of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance of other similar bonds in the ordinary course of business.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any forward, future, swap or Hedging Contract, except contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced, provided that at all times: (a) no such contract fixes a price for a term of more than twenty-four (24) months; (b) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Lender) for any single month does not in the aggregate exceed seventy percent (70%) of the aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of businesses of Borrower and any other grantors under the Security Documents for such month, (c) no such contract requires any Restricted Person to put up assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Person in performing its obligations thereunder, except cash deposits or letters of credit issued by Lender, and (d) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made has long-term obligations which have an investment grade rating. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by Borrower or any other grantors under the Security Documents which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(d) above and otherwise are satisfactory to Lender.

         Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this section no Restricted Person will merge or consolidate with or into any other business entity without the prior consent of Lender except that any Restricted Person may merge with Borrower so long as Borrower is the surviving entity and any Restricted Person (other than Borrower) may merge with another Restricted Person. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of the Collateral or any other property taken into account in determining the Borrowing Base except,

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred), so long as no well situated on the property transferred or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will make any Distribution except as expressly set forth below in this section. Distributions may be made by any Subsidiary of Borrower to Borrower at any time. Distributions may be made by any Restricted Person to another Restricted Person that is a Guarantor provided that no Event of Default exists or would be caused thereby. Distributions may be made by Borrower to Parent in an aggregate amount not to exceed $1,750,000.00 in any Fiscal Year and by Parent to its shareholders in an aggregate amount not to exceed $1,750,000.00 in any Fiscal Year.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (d) make any significant acquisitions or investments in any properties other than oil and gas properties.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) provided that no Event of Default exists, loans to Borrower and any Guarantor.

         Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

         Section 7.10. Certain Contracts; ERISA. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender or Lender under or acquired pursuant to any Security Documents. No Restricted Person has any ERISA Plan or is obligated to contribute to any ERISA Plan.

         Section 7.11. Current Ratio. The ratio of Parent's Consolidated current assets to Parent's Consolidated current liabilities (exclusive of amounts due and payable to Lender within the twelve months following the date of determination) will never be less than 1.05 to 1.0.

         Section 7.12. Tangible Net Worth. Parent's Consolidated Tangible Net Worth will never be less than $40,000,000. As used in this section the term "Parent's Consolidated Liabilities" means all Consolidated liabilities which would be required to be listed on a Consolidated balance sheet of Parent prepared as of the time in question and the term "Parent's Consolidated Tangible Net Worth" means the remainder of all Consolidated assets of Parent other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil and gas or mineral leases or leases required to be capitalized under GAAP) minus Parent's Consolidated Liabilities.

                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement from the date Borrower delivers its first Borrowing Notice to Lender:

         (a) Borrower or any Guarantor fail to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Lender;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Parent and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $1,000,000, unless such Restricted Person is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Any Change in Control occurs;

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

         (j) Any Restricted Person:

              (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

              (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

              (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

              (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within sixty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

              (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (k) Any Termination Event occurs;

         (l) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (m) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each other Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Lender at any time and from time to time may, without notice to Borrower or any other Restricted Person, do either or both of the following: (i) terminate any obligation of Lender to make Loans hereunder, and (ii) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each other Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                           ARTICLE IX - Miscellaneous

         Section 9.1. Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle such Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

         (b) Acknowledgments and Admissions. Each Restricted Person hereby represents, warrants, acknowledges and admits that (i) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (ii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) Lender has no fiduciary obligation toward it with respect to any Loan Document or the transactions contemplated thereby, (iv) the relationship pursuant to the Loan Documents between the

Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor (or guarantor) and creditor, respectively, (v) no partnership or joint venture between the Restricted Persons and Lender exists with respect to the Loan Documents, (vi) should an Event of Default or Default occur or exist, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (vii) without limiting any of the foregoing, no Restricted Person is relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (viii) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9.2. Survival of Agreements; Cumulative Nature. All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the parties hereto at the address for such Person specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or telex, upon receipt,

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

or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Lender.

         Section 9.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lender, including attorneys' fees, engineering fees (whether for work by Lender's in-house petroleum engineer or independent petroleum engineers), travel costs and miscellaneous expenses, in connection with (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto (provided, that the amount payable by Borrower in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents executed contemporaneously herewith shall not exceed $40,000), (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowings hereunder and other action reasonably required in the course of administration hereof, (D) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its Lender or employees in connection with the continuing administration of the Loan and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender's outside counsel and consultants engaged in connection with the Loan Documents.

         (b) Indemnity. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of Borrower, any Restricted Person, or Lender with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of their

Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender" shall refer not only to the Person designated as such but also to each director, officer, Lender, attorney, employee, representative and Affiliate of such Lender.

         Section 9.5. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person will assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to Lender.

         Section 9.6. Assignments and Participations. Lender will not sell, assign or transfer all or a portion of its rights and obligations under the Loan Documents to any Person without the consent of Borrower, which consent shall not be unreasonably withheld; provided that no such consent shall be required if an Event of Default has occurred and is continuing or if such sale, assignment or transfer is made to an Affiliate of Lender; and provided further, that Lender shall remain obligated to perform this Agreement and the other Loan Documents in accordance with the terms thereof if such assignment or transfer to an Affiliate of Lender is made without the consent of Borrower when no Event of Default exists. In addition, Lender may grant participations under the Loan Documents at any time without the consent of Borrower.

         Section 9.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI- PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTE. BORROWER AND EACH RESTRICTED PERSON HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER, EACH OTHER RESTRICTED PERSON, AND LENDER HEREBY ACKNOWLEDGES AND AGREES THAT IT WAS NOT INCONVENIENT FOR IT TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT

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

WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 9.8. Limitation on Interest. Lender intends to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex.Rev.Civ.Stats. 1925 ("Chapter 1D") as amended, respectively for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 9.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

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         Section 9.10. Severability. If any term or provision of any Loan
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 9.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

         Section 9.12. Waiver of Jury Trial, Punitive Damages, etc. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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



         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                       CASTLE EXPLORATION COMPANY, INC.,
                                       Borrower


                                       By: /s/Richard E. Staedtler
                                           -------------------------------------
                                           Richard E. Staedtler
                                           Chief Financial Officer

                                       Address:

                                       c/o Castle Energy Corporation
                                       One Radner Corporate Center, Suite 250
                                       Radner, Pennsylvania  19087
                                       Attention:  Mr. Richard E. Staedtler

                                       Telephone: (610) 995-9400
                                       Fax:       (610) 995-0409



                                       CASTLE ENERGY CORPORATION,
                                       Parent and Guarantor


                                       By:  /s/Richard E. Staedtler
                                           -------------------------------------
                                           Richard E. Staedtler
                                           Chief Financial Officer

                                       Address:

                                       c/o Castle Energy Corporation
                                       One Radner Corporate Center, Suite 250
                                       Radner, Pennsylvania  19087
                                       Attention:  Mr. Richard E. Staedtler

                                       Telephone: (610) 995-9400
                                       Fax:       (610) 995-0409

                                       COMERICA BANK - TEXAS, Lender


                                       By: /s/Martin W. Wilson
                                           -------------------------------------
                                           Martin W. Wilson
                                           Vice President

                                       Address:

                                       1601 Elm Street, 2nd Floor
                                       Dallas, TX  75219
                                       Attention:  Martin W. Wilson

                                       Telephone: (214) 969-6563
                                       Fax: (214) 969-6561

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